                            ADMINISTRATION AGREEMENT

      AGREEMENT made as of March ___, 2005 by and between GMO Alternative Asset SPC Ltd., (the "Fund"), a Bermuda exempted company, and Investors Bank & Trust Company, a Massachusetts trust company ("Investors Bank").

      WHEREAS, the Fund desires to retain Investors Bank to render certain administrative services to the Fund and Investors Bank is willing to render such services.

      NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

      1. Appointment. The Fund hereby appoints Investors Bank to act as Administrator of the Fund on the terms set forth in this Agreement. Investors Bank accepts such appointment and agrees to render the services herein set forth for such compensation as shall be agreed in writing by the parties.

      2. Delivery of Documents. The Fund has furnished Investors Bank with copies properly certified or authenticated of each of the following:

            (a) A certificate of the Incorporation of the Fund authorizing the appointment of Investors Bank to provide certain administrative services to the Fund and approving this Agreement;

            (b) The ByeLaws of the Fund, dated March __, 2005 (the "ByeLaws");

            (c) The Fund's agreements with all service providers in connection with the Fund which include any investment advisory agreements and custody agreements (collectively, the "Agreements");

            (d) The most recent private placement memorandum and statement of additional information of the Fund's sole shareholder, GMO Alternative Asset Opportunity Fund, which is a series of GMO Trust, a Massachusetts business trust (the "Parent"); and

            (e) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for Investors Bank in the proper performance of its duties hereunder.

            The Fund will immediately furnish Investors Bank with copies of all amendments of or supplements to the foregoing. Furthermore, the Fund will notify Investors Bank as soon as possible of any matter which may materially affect the performance by Investors Bank of its services under this Agreement.

      3. Duties of Administrator. Subject to the supervision and direction of the Fund, Investors Bank, as Administrator, will assist in conducting various aspects of the Fund's administrative operations and undertakes to perform the services described in Appendix A hereto. Investors Bank may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such Appendix A executed by both parties.

            In performing all services under this Agreement, Investors Bank shall act in conformity with the ByeLaws, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Offering Memorandum, as the same may be amended from time to time. Investors Bank may not approve orders on behalf of the Fund or otherwise execute contracts on behalf of the Fund. Notwithstanding any item discussed herein, Investors Bank has no discretion over the Fund's assets or choice of investments and cannot be held liable for any problem relating to such investments.

      4. Duties of the Fund. The Fund agrees to make its legal counsel available to Investors Bank for instruction with respect to any matter of law arising in connection with Investors Bank's duties hereunder, and the Fund further agrees that Investors Bank shall be entitled to rely on such instruction without further investigation on the part of Investors Bank.

      5.    Fees and Expenses.

            (a) For the services to be rendered and the facilities to be furnished by Investors Bank, as provided for in this Agreement, the Fund will compensate Investors Bank as shall be agreed in writing by the parties. Such fees do not include out-of-pocket disbursements (or other expenses with the prior approval of the Fund's management) of Investors Bank for which Investors Bank shall be entitled to bill the Fund separately and for which the Fund shall reimburse Investors Bank.

            (b) Investors Bank shall not be required to pay any expenses incurred by the Fund or the Fund.

      6.    Limitation of Liability.

            (a) Investors Bank, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Fund will indemnify Investors Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit (i) arising out of the actions or omissions of the Fund; (ii) arising out of the offer or sale of any interests in the Fund in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state; or (iii) not resulting from the willful misfeasance, bad faith or gross negligence of Investors Bank in the performance of such obligations and duties or by reason of its reckless disregard thereof.

            (b) Investors Bank may apply to the Fund at any time for instructions and may consult counsel for the Fund, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and Investors Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. Investors Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. Investors Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Fund until receipt of written notice thereof has been received by Investors Bank from the Fund.

            (c) In the event Investors Bank is unable to perform, or is delayed in performing, its obligations under the terms of this Agreement because of acts of God, strikes, legal constraint, government actions, war, emergency conditions, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control or other causes reasonably beyond its control, Investors Bank shall not be liable to the Fund or the Fund for any damages resulting from such failure to perform, delay in performance, or otherwise from such causes.

            (d) Notwithstanding anything to the contrary in this Agreement, in no event shall Investors Bank be liable for special, incidental or consequential damages, even if advised of the possibility of such damages.

      7.    Termination of Agreement.

            (a) The term of this Agreement shall be one year commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than sixty days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

            Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party violates any material provision of this Agreement, provided that the violating party does not cure such violation within sixty days of receipt of written notice from the non-violating party of such violation.

            (b) At any time after the termination of this Agreement, the Fund may, upon written request, have reasonable access to the records of Investors Bank relating to its performance of its duties as Administrator.

      8.    Miscellaneous.

            (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or Investors Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

            To the Fund:     Grantham, Mayo, Van Otterloo & Co. LLC
                             40 Rowes Wharf
                             Boston, MA 02110
                             Fax: (617) 310-4586
                             Attn: Legal
                             With a copy to: Fund Admin.

            To Investors Bank:    Investors Bank & Trust Company
                                  200 Clarendon Street, P.O. Box 9130
                                  Boston, MA  02117-9130
                                  Attention: Carol Lowd, Senior Director, Client
                                  Management
                                   With a copy to:  Andrew Josef, Deputy Counsel

            (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

            (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

            (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

            (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

            (f) This Agreement shall be executed by the Fund outside of The Commonwealth of Massachusetts.

      9. Confidentiality. All books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law.

      10. Use of Name. The Fund shall not use the name of Investors Bank or any of its affiliates in any prospectus, sales literature or other material relating to the Fund or the Fund in a manner not approved by Investors Bank prior thereto in writing; provided however, that the approval of Investors Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

                              GMO ALTERNATIVE ASSET SPC LTD.

                              By:

                              By: ______________________________
                              Name:
                              Title:

                              INVESTORS BANK & TRUST COMPANY

                              By: ______________________________
                              Name:
                              Title:

                                   Appendices

    Appendix A..................................................... Services

                                                                      Appendix A

                         INVESTORS BANK & TRUST COMPANY

                   SUMMARY OF ADMINISTRATIVE SERVICE FUNCTIONS
                              RESPONSIBILITY MATRIX

                                                                           CLIENT (GMO Real Asset
      FUNCTION         FREQUENCY   INVESTORS BANK & TRUST CO.  (IBT)             SPC, Ltd.)               Accounting Firm, Other
--------------------- ---------- ------------------------------------- ------------------------------- -----------------------------
Coordinate the annual Annually   - Draft financial statements and      - Review and approve report.    - Accountants perform
audit and preparation              coordinate auditor and management   - Coordinate printing of          audit and issue
and printing of                    review.                               reports.                        opinion on annual
financial statements                                                                                     financial statements.
and notes

Calculate GAAP to tax For Excise - Identify and calculate book-tax     - Provide guidance on book-tax  - Accountants to communicate
adjustments           and Fiscal   differences.                          differences and calculations.   and provide guidance
                                 - Prepare tax workpapers and apply    - Approve tax accounting          related to calculation of
                                   the book-tax differences              positions taken.                tax adjustments.
                                   identified.                                                         - Accountants to confirm
                                 - Maintain carryforward schedules                                       appropriate identification
                                   for book-tax differences.                                             and treatment of book-tax
                                                                                                         differences.

Communicate and       As needed  - Raise and propose resolution to     - Raise and assist in the       - Raise and propose
resolve technical                  any technical issues.                 resolution to any technical     resolution to any technical
issues                           - Provide consultation as needed        issues.                         issues.
                                   in identifying positions to be      - Client is responsible for the - Accountants to provide
                                   taken in tax treatment of             identification of and           timely sign-off on
                                   particular issues as they may         notification to IBT for all     treatment of issues raised.
                                   arise.                                PFICs and CFCs, if
                                                                         applicable.

Communicate status    Annually/  - Maintain a production schedule      - Approve production schedule.  - Accountants to approve
of deliverable due    As needed    for the year end cycle for audit,   - Communicate any operational     production schedule.
dates                              financial statements and tax return   issues that would change      - Accountants to communicate
                                   preparation.                          ability to meet                 any operational issues that
                                 - Communicate any operational issues    pre-established key             would change ability to
                                   that would change ability to meet     deliverable dates.              meet pre-established key
                                   pre-established key deliverable     - Agree interim review dates      deliverable dates.
                                   dates                                 prior to receipt of all       - Accountants to agree
                                 - Agree to interim review dates         applicable information          interim review dates prior
                                   prior to receipt of all applicable    required to complete a full     to receipt of all
                                   information required to complete a    and accurate return             applicable information
                                   full and accurate return.                                             required

                                                                      Appendix A

                                                                                CLIENT (GMO Real Asset
     FUNCTION           FREQUENCY     INVESTORS BANK & TRUST CO.  (IBT)               SPC, Ltd.)              Accounting Firm, Other
-------------------    ----------   -------------------------------------   -------------------------------   ----------------------
Prepare the funds      Annually     - Prepare preliminary expense budget.   - Provide asset level             -
annual expense                        Notify fund accounting agents of        projections. Approve expense
budget. Establish                     new accrual rates                       budget
daily accruals

Monitor the Fund's     Quarterly    - Monitor actual expenses, updating     - Provide asset level             -
expense budget.                       budgets/expense accruals.               projections and vendor
                                                                              information as necessary.
                                                                              Review and approve budget
                                                                              revisions.

Receive and            As often as  - Process payments.                     - Approve invoices.  Send         -
coordinate payment     necessary                                              invoices to IBT in a timely
of fund expenses                                                              manner.

REVIEW AND APPROVAL

The attached Proposed Summary of Administrative Service Functions has been reviewed and updated and represents the services currently being provided or to be provided.

_____________________________________________           ________________________
Signature of IBT Representative                         Date

_____________________________________________           ________________________
Signature of Authorized Client Representative           Date

                                       2